US-DOCS\116795635.3 Exhibit 10.2 EXECUTION VERSION AMENDED & RESTATED EMPLOYMENT AGREEMENT This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated as of July 6, 2020 (the “Effective Date”) is made by and between Norvax, LLC (“Norvax”), GoHealth, Inc. (“GoHealth”), GoHealth Holdings, LLC (the “Partnership” and, together with GoHealth and any of the Affiliates of GoHealth and the Partnership as may employ the Executive from time to time, and any successor(s) thereto, the “Company”), and Brandon Cruz (the “Executive”). WHEREAS, the Executive previously entered into that certain Employment Agreement dated April 16, 2020 with Norvax (the “Original Agreement”); WHEREAS, the Executive previously entered into that certain Executive Common Unit and Profits Unit Agreement (the “Profits Unit Agreement”) dated October 3, 2019 with the Partnership and Blizzard Management Feeder, LLC (“Management LLC”) and that certain Amendment No. 1 to the Profits Unit Agreement with the Partnership and Management LLC dated April 16, 2020 (the “Amendment”); WHEREAS, GoHealth is contemplating an initial public offering of its common stock (the “IPO”); WHEREAS, in connection with the IPO, the Company desires to assure itself of the continued services of the Executive by amending and restating the Original Agreement to be by and between the Executive and the Company. NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows: 1. Employment. The Company hereby continues to employ the Executive and the Executive hereby accepts such continued employment upon and subject to the terms and conditions of this Agreement from April 16, 2020 until the fourth (4th) anniversary thereof, unless the Executive’s employment is earlier terminated in accordance with Section 4 below (such initial period of employment referred to as the “Initial Employment Period”). The Initial Employment Period shall automatically be extended for successive one year periods (each, an “Extension Employment Period” and, collectively, the “Employment Period”), unless either party hereto gives notice of non- extension of the Employment Period to the other no later than ninety (90) days prior to the expiration of the then applicable Employment Period; provided, however, that any such notice provided by the Company to the Executive shall be considered a termination of the Executive’s employment without Cause, effective as of the Executive’s termination of employment on the last day of the Employment Period. The Executive represents and warrants that Executive is free to enter into this Agreement and is not otherwise prohibited from doing so, or from performing his duties hereunder, by any contract or covenant with any person, company, or other entity. Executive represents that he is not bound by any agreement which imposes any restriction upon his employment by the Company. The

2 US-DOCS\116795635.3 principal place of Executive’s employment with the Company shall be the Company’s office located in Chicago, Illinois; provided that, the Executive will be expected to conduct reasonable travel for business purposes. A requirement to relocate outside of the Chicago area will be subject to approval by the Executive. 2. Position, Duties and Responsibilities. The Company shall employ the Executive during the Employment Period as its Chief Strategy Officer and Special Advisor to the Executive Team. During the Employment Period: (a) the Executive’s duties and responsibilities shall include providing strategic advice to the Company regarding growth opportunities, other similar key areas, and such other similar duties commensurate with such position as the Company may from time-to-time assign, subject in each case to the direction of the Company’s Board of Managers (the “Board”) and duly constituted committees of the Board, and the Executive shall have authority and responsibility with respect to the management and operation of the Company as authorized by the Board; (b) the Executive shall report to the Board; (c) the Executive shall at all times comply with all policies and procedures of the Company as in effect or as amended from time to time; and (d) the Executive shall perform the duties assigned to him hereunder faithfully, with the utmost loyalty, to the best of his abilities and in the best interests of the Company. 3. Compensation and Benefits. a. Base Salary. During the Employment Period, the Company shall pay to the Executive a base salary at a gross annualized rate of $325,000 (the “Base Salary”), payable in installments in accordance with the Company’s payroll policy. The Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Board in its discretion; provided, however, that Executive’s Base Salary shall be subject to annual percentage increases no less than the annual percentage increase received by the Chief Executive Officer of the Company (“CEO”). b. Bonus. Subject to Section 4, with respect to each Company fiscal year that ends during the Employment Period, including for calendar year 2020, the Executive will be eligible to receive a cash bonus with a target amount equal to $175,000 for such fiscal year (the “Annual Bonus”), which shall be payable based upon the attainment of individual and Company performance goals established by the Board in its sole discretion; provided, however, that the Annual Bonus paid to Executive shall be no less than the annual bonus paid to the CEO. No Annual Bonus shall be payable with respect to any fiscal year unless the executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on the applicable Annual Bonus payment date. c. Employee Benefits. During the Employment Period, the Executive shall be eligible to participate in such employee benefit plans, and to receive such other fringe benefits, as the Company may in its discretion make available to its other executives, subject to all present and future terms and conditions of such benefit plans and other fringe benefits; provided, however, that Executive will be eligible to participate in the same employee benefit plans and receive such other fringe benefits as the CEO.

3 US-DOCS\116795635.3 d. Expense Reimbursement. During the Employment Period, the Company shall reimburse the Executive for all reasonable and necessary business expenses (as determined by the Company) incurred by the Executive in connection with the Executive’s duties hereunder in accordance with the Company’s business expense reimbursement policies, as in effect or amended from time to time. Notwithstanding the foregoing, nothing in this Agreement will affect the Executive’s Airplane Reimbursement Arrangement (as defined under the Profits Unit Agreement), which shall remain in effect to the extent provided by the terms of the Profits Unit Agreement. e. Withholding; Compliance with IRS Code Section 409A. i. All amounts and benefits payable under this Agreement shall be reduced by any and all required or authorized withholding and deductions. ii. This Agreement shall be interpreted and construed in a manner that avoids the imposition of taxes and other penalties under Section 409A of the Internal Revenue Code of 1986, as amended (such code referred to as the “Code,” and such taxes and other penalties referred to collectively as “409A Penalties”). In the event that the terms of this Agreement would subject the Executive to 409A Penalties, the Company and the Executive shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible. All references in this Agreement to the Executive’s termination of employment and to the end of the Employment Period shall mean a separation from service within the meaning of Section 409A of the Code. Each payment under this Agreement as a result of the separation of the Executive’s service shall be considered a separate payment for purposes of Section 409A of the Code. Any reimbursement (including any advancement) payable to the Executive pursuant to this Agreement shall be conditioned on compliance with the Company’s business expense reimbursement policies, as in effect or amended from time to time. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit. Notwithstanding any other provision in this Agreement, if on the date of the Executive’s separation from service (as defined in Section 409A of the Code) (i) the Company is a publicly traded corporation and (ii) the Executive is a “specified employee,” as defined in Section 409A of the Code, then to the extent any amount payable under this Agreement upon the Executive’s separation from service constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, that under the terms of this Agreement would be payable prior to the six (6) month anniversary of the Executive’s separation from service, such payment shall be delayed until the earlier to occur of (x) the first day of the seventh month following the Executive’s separation from service or (y) the date of the Executive’s death. Notwithstanding any of the foregoing provisions of this Section 3(h)(ii), under no circumstances shall the Company be responsible for any taxes,

4 US-DOCS\116795635.3 penalties, interest or other losses or expenses incurred by the Executive due to any failure to comply with Section 409A of the Code. f. D&O Insurance. During the Employment Period, the Company shall cause the Executive to be listed as a named insured, or otherwise covered as an insured person, under such generally applicable directors and officers insurance coverage as it may elect to maintain from time to time. The Company shall use commercially reasonable efforts to cause the Executive to continue to be listed as a named insured, or otherwise covered as an insured person, under such generally applicable directors and officers insurance coverage as it may elect to maintain from time to time for a reasonable period (which shall in no event exceed six (6) years) after the Employment Period, provided that such coverage for the Executive is reasonably available from the Company’s then- existing insurance compan(ies) and is reasonably priced, in each case as determined by the Company in its good faith discretion. Nothing herein prohibits the Company from suspending, amending or discontinuing its directors and officers insurance or from changing insurance carriers at any time for any or no reason with or without notice, as long as any such actions are applicable to Company executives generally. 4. Termination. a. Notwithstanding anything to the contrary in this Agreement or any other agreement, the Executive’s employment and the Employment Period may only be terminated as provided in this Section 4: i. Subject to the remainder of this Section 4, the Company may only terminate the Executive’s employment and the Employment Period if the Executive engages in conduct during the Employment Period that constitutes Cause (as defined herein) and only after written notice to the Executive (and the Company may not terminate the Executive’s employment and the Employment Period without Cause). ii. Subject to the remainder of this Section 4, the Executive may for any or no reason terminate his employment and the Employment Period upon sixty (60) days written notice to the Company. iii. Subject to the remainder of this Section 4, the Company may terminate the Executive's employment and the Employment Period due to Disability (as defined herein) effective upon sixty (60) days written notice to the Executive. iv. Subject to the remainder of this Section 4, the Executive’s employment and the Employment Period shall automatically terminate upon the Executive’s death. b. In the event of termination, the Executive shall cooperate fully with the Company in transitioning the Executive’s duties, responsibilities and client relationships as directed by the Company, and in providing input and assistance on matters that relate to the Executive’s employment (provided that the Company will

5 US-DOCS\116795635.3 reimburse the Executive for the reasonable out-of-pocket costs of any such cooperation after his employment terminates). c. Upon a termination of the Executive’s employment for any reason, (i) the Executive (or the Executive’s estate) shall be entitled to receive: (A) any portion of the Executive’s Base Salary through the Date of Termination (as defined herein) not theretofore paid, (B) any expenses owed to the Executive under Section 3(d), (C) any accrued but unused vacation pay owed to the Executive pursuant to applicable law, and (D) any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements under Section 3(c), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements, and (ii) if the Executive timely elects to receive continued coverage under the Company’s group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will continue to pay the employer portion of applicable premium payments for the Executive’s and his eligible dependents’ continued COBRA coverage under such plan (as in effect or amended from time to time) (the “COBRA Subsidy”) until the earlier of: (I) twelve (12) months following the Date of Termination, or (II) the date upon which the Executive obtains or becomes eligible for other health care coverage from a new employer or otherwise (such period referred to as the “COBRA Subsidy Period”). The Executive shall promptly inform the Company in writing when he obtains or becomes eligible for any such other health care coverage. The Executive shall be responsible for paying a share of such COBRA premiums during the COBRA Subsidy Period at active employee rates as in effect from time to time, and shall be responsible for the full unsubsidized costs of such COBRA coverage thereafter. The Executive will be deemed to receive income attributable to the COBRA Subsidy and shall be responsible for any and all applicable tax liability arising from such benefit. Notwithstanding the foregoing, the COBRA Subsidy will be subject to the Executive’s execution and non-revocation of a waiver and release of claims agreement in the Company’s customary form (a “Release”) and will not be provided in the event of Executive’s termination of employment for Cause. d. In the event of the Executive’s termination of employment by the Executive for Good Reason or as a result of a non-extension of the Employment Period by the Company, in addition to the payments and benefits described in Section 4(c) above, the Company shall, subject to Section 5 and subject to Executive’s execution and non-revocation of a Release: i. Continue to pay Executive’s Base Salary during the period beginning on the Date of Termination and ending on the two (2) year anniversary of the Date of Termination in accordance with the Company’s regular payroll practice as of the Date of Termination; and ii. Pay (A) the Annual Bonus for any completed fiscal year as of the Date of Termination that has not yet been paid as of the Date of Termination, if any, and (B) the product of (I) two (2), multiplied by (II) a pro-rated portion of the Annual Bonus for the year in which the Date of Termination occurs, with such proration being based on the number of full months for which the Executive was

6 US-DOCS\116795635.3 employed during such year prior to such Date of Termination. The bonuses described in this Section 4(d)(ii) shall be payable, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates. e. Notwithstanding any other provision of this Agreement, no payment shall be made or benefit provided pursuant to Section 4(d) following the date Executive first violates the Restrictive Covenant Agreement and, in the event of such a violation, Executive shall repay to the Company any benefit provided pursuant to Section 4(d) within ninety (90) days of such violation. f. The provisions of this Section 4 shall supersede in their entirety any severance payment or benefit obligations to the Executive pursuant to the provisions in any severance plan, policy, program or other arrangement maintained by the Company. 5. Restrictive Covenant Agreement. Executive acknowledges that Executive, concurrently with the execution of the Original Agreement, entered into an agreement with the Company containing confidentiality, non-solicitation, non-competition, intellectual property assignment, and other protective covenants (the “Restrictive Covenant Agreement”) and that the Executive shall be bound by the terms and conditions of the Restrictive Covenant Agreement during and following the Employment Period. 6. Definitions. As used in this Agreement: a. “Affiliate” shall have the meaning given in the Profits Unit Plan. b. "Cause" means (i) (A) the willful failure or refusal of the Executive to perform material responsibilities set forth herein (including Executive’s failure to devote time and attention to his duties hereunder or failure to regularly attend Board or office meetings); (B) the Executive’s willful failure to carry out, or comply with, in any material respect any lawful directive of the Board; (C) dishonesty by the Executive to the Board with respect to any material matter; (D) misappropriation of funds or property of the Company or any of its Subsidiaries or Affiliates by the Executive other than the occasional, customary and de minimis use of Company property for personal purposes; or (E) a breach by the Executive of this Agreement or other agreement with the Company (including, without limitation, the Restrictive Covenants Agreement); provided, in the case of each of clause (i)(A)-(E), if the Board (excluding any Manager as to whom Cause is alleged to have occurred) determines reasonably and in good faith that such act can reasonably be cured, that the Company has provided 30 days’ prior written notice to the Executive of such conduct and the Executive has failed to cure such conduct within such 30 day period in the manner identified by the Board; (ii) the arrest or charging of the Executive for (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, and which is materially detrimental to the Company and its Subsidiaries and Affiliates (including material reputational harm); or (iii) the Executive’s engagement in on-the-job conduct that consists either of gross misconduct or a material violation of the Company or any of its Subsidiaries’ or Affiliates’ written code of ethics or

7 US-DOCS\116795635.3 Company policies, and which is materially detrimental to the Company and its Subsidiaries and Affiliates (including material reputational harm). c. “Date of Termination” shall mean (i) if the Executive’s employment is terminated due to the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated due to the Executive’s Disability, the date determined pursuant to Section 4(a)(iii); (iii) if the Executive’s employment is terminated pursuant to Section 4(a)(i), the date notice of such termination for Cause is delivered to the Executive (or the date of the expiration of any applicable cure period, if later); or (iv) if the Executive’s employment is terminated pursuant to Section 4(a)(ii), at the end of such sixty (60) day notice period (or any such earlier date agreed to in writing by the Company). d. "Disability" shall have the meaning given in the Profits Unit Plan. e. “Good Reason” means the continued occurrence of any of the following without the Executive’s consent, subject to the notice and cure conditions set forth below: (A) a material adverse change in the Executive’s title, reporting relationship, or authority; (B) a material adverse change in the Executive’s duties and responsibilities as of the Effective Date; (C) a reduction in the Executive’s Base Salary not otherwise made on a substantially similar basis for senior Company executives generally; (D) a material breach of any other provision of this Agreement; (E) the requirement that the Executive relocate on a permanent basis (except for required business travel) to a location more than 30 miles from the Chicago, Illinois metropolitan area, or (F) the failure of any acquirer who purchases all or substantially all of the assets or business of the Company to assume and agree to be bound by this Agreement. Executive’s employment with the Company may be terminated for Good Reason only if (1) Executive provides written notice to the Company of the occurrence of the Good Reason event (as described above) within 30 days after the Executive knows or reasonably should have known of the circumstances constituting Good Reason, (2) the Company fails to cure the circumstances constituting “Good Reason” within 30 days after such notice, and (3) Executive resigns within 30 days after the expiration of such 30-day cure period. For the avoidance of doubt, an initial public offering of common stock of the Company or any parent (direct or indirect) or other Affiliate of the Company shall not constitute Good Reason for purposes of this Agreement. f. “Profits Unit Plan” shall mean the Blizzard Parent, LLC Profits Unit Plan. Plan. g. “Subsidiary(ies)” shall have the meaning given in the Profits Unit 7. Notices. Any notice, request, or other communication required or permitted to be given hereunder shall be made to the following addresses or to any other address designated by either of the parties hereto by notice similarly given: (a) if to the Company, to Brad Burd, BBurd@gohealth.com, 214 W. Huron St., Chicago, Illinois 60654; and (b) if to the Executive, to Brandon Cruz, cruzbm@gmail.com, 2015 N. Dayton Street, Chicago, Illinois 60614.

8 US-DOCS\116795635.3 All such notices, requests, or other communications shall be sufficient if made in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, (iii) by certified mail, return receipt requested, (iv) by express courier service, and shall be effective upon personal delivery, upon confirmation of receipt of facsimile transmission, upon the fourth calendar day after mailing by certified mail, or upon the second calendar day after sending by express courier service, or (v) by email with confirmation of receipt, and shall be effective upon receipt by the sending party of such confirmation of receipt. 8. Assignment. This Agreement is enforceable by the Company and its Subsidiaries and Affiliates and may be assigned or transferred by the Company to, and shall inure to the benefit of, any Subsidiary or Affiliate of the Company or any person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any discrete portion thereof. Any such assignment or transfer shall not constitute a termination of the Executive’s employment for purposes of this Agreement. The Executive may not assign any of his rights or obligations under this Agreement. 9. No Interference. Nothing in this Agreement prohibits the Executive from filing a charge with, or reporting possible violations of federal law or regulation to any governmental agency or regulatory entity, including but not limited to the U.S. Equal Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he/she has made such reports or disclosures. 10. Amendment and Waiver. This Agreement may not be amended orally and may only be amended by a written agreement signed by both parties (subject to Section 15 herein). A waiver by either party hereto of any of its rights or remedies under this Agreement on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. 11. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by the internal laws of the state of Illinois, without regard to its conflict of laws rules. The parties hereby irrevocably consent to, and agree not to object or assert any defense or challenge to, the exclusive jurisdiction and exclusive venue of the state and federal courts located in Chicago, Illinois, and agree that any claim which may be brought in a court of law or equity shall be brought exclusively in any such Chicago, Illinois court. 12. Headings. The Section headings used herein are for convenience of reference only and are not to be considered in construction of the provisions of this Agreement. 13. Entire Agreement; Survival; Payments to Beneficiaries. Except for the Profits Unit Agreement, the Amendment, and the Restrictive Covenant Agreement, this

9 US-DOCS\116795635.3 Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior or contemporaneous negotiations, understandings or agreements between the parties, whether written or oral, with respect to such subject matter. Sections 4 through 17 herein shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period or the Executive’s employment. If the Executive dies before receiving any amounts to which the Executive is entitled under this Agreement, such amounts shall be paid in accordance with the terms of this Agreement to the beneficiary designated in writing by the Executive, or if none is so designated, to the Executive’s estate. 14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 15. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. 16. Condition Precedent to Effectiveness. This Agreement and the Executive’s employment hereunder will not be effective unless and until the Amendment and the Restrictive Covenant Agreement are validly executed and of full force and effect, and this Agreement shall be null and void and shall be of no force and effect in the event that either the Amendment or the Restrictive Covenant Agreement is not executed and of full force and effect for any reason.

[Signature Page to Amended and Restated Employment Agreement - Brandon Cruz] THE PARTIES ACKNOWLEDGE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE ABOVE AND INTEND TO BE BOUND THEREBY: Brandon Cruz /s/ Brandon Cruz Date: July 7, 2020 Norvax, LLC By: /s/ Jeremy W. Gelber__________ Name: Jeremy W. Gelber Position: Authorized Signatory Date: July 7, 2020 GoHealth, Inc. By: /s/ Clinton P. Jones Name: Clinton P. Jones Position: Chief Executive Officer Date: July 7, 2020 GoHealth Holdings, LLC By: /s/ Clinton P. Jones Name: Clinton P. Jones Position: Chief Executive Officer Date: July 7, 2020 July 7, 2020